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                                                                    Exhibit 23.3

                         Consent of The NPD Group, Inc.


         We consent to the reference to our organization under the caption "Other Information" in the Registration Statement (Form S-4) and related prospectus of Cluett American Corp. for the registration of $112,000,000 its 10 1/8% Series B Senior Subordinated Notes Due 2008 and $50,000,000 of its 12 1/2% Series B Senior Exchangeable Preferred Stock Due 2010.




                               /s/ Michael C. Hand
                               -------------------------
                               The NPD Group, Inc.